EXHIBIT 4(J)


                         SUBORDINATED FACILITY AGREEMENT

                              TU AUSTRALIA HOLDINGS
                        (PARTNERSHIP) LIMITED PARTNERSHIP

                             EASTERN ENERGY LIMITED
                                       and
                                 CITIBANK, N.A.





                                    FREEHILL
                                   -----------
                                   HOLLINGDALE
                                   -----------
                                     & PAGE
                                   -----------

              101 Collins Street Melbourne Victoria 3000 Australia
                           GPO Box 128A Melbourne 3001
       Telephone (03) 9288 1234 Facsimile (03) 9288 1567 DX 240 Melbourne
                           Reference: NG:WAG:20796885

MELBOURNE  SYDNEY  PERTH  CANBERRA  BRISBANE  SINGAPORE  HANOI  HO CHI MINH CITY
                         CORRESPONDENT OFFICE IN JAKARTA

      Liability is limited by the Solicitors Scheme under the Professional
                            Standards Act 1994 (NSW)


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                         SUBORDINATED FACILITY AGREEMENT

DATE:

PARTIES: TU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP a limited partnership formed and registered under the Partnership Act 1958 of Victoria, the general partner of which is:

                    TU AUSTRALIA HOLDINGS (AGP) PTY LTD (ACN 086 014 931) having an office at Level 17, 452 Flinders Street, Melbourne, Victoria and the limited partners of which are:

                    TU AUSTRALIA HOLDINGS NO. 1 LIMITED a company incorporated in England and Wales with the registration number 3679715 and having an office at Kempson House, Camomile Street, London EC3A 7AN; and

                    TU AUSTRALIA HOLDINGS NO. 2 LIMITED a company incorporated in England and Wales with the registration number 3679712 and having an office at Kempson House, Camomile Street, London EC3A 7AN

               ("PARTNERSHIP")

                    EASTERN ENERGY LIMITED (ACN 064 651 118) of Level 17, 452 Flinders Street, Melbourne, Victoria ("EASTERN")

                    CITIBANK, N.A. (ARBN 072 814 058) of Level 26, 101 Collins Street, Melbourne, Victoria ("FINANCIER" and "ADMINISTRATIVE AGENT")

1    INTERPRETATION
--------------------------------------------------------------------------------

               1.1 The obligations of each Borrower under this agreement are several.

               1.2 The following words have these meanings in this agreement unless the contrary intention appears.

     A$ EQUIVALENT on a day of a United States Dollar amount means the Australian Dollar amount (as determined by the Administrative Agent) which the Administrative Agent could purchase in the spot market at approximately
     10.30 am (Sydney time) on that day for that United States Dollar amount using its usual procedures for purchases of that type.

     ADJUSTED FACILITY LIMIT means the A$ Equivalent of the Facility Limit as determined in accordance with clause 2.1 and as reduced by the aggregate of all cancellations under this agreement.

     AUSTRALIAN DOLLARS and A$ means the lawful currency of Australia.


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     AUTHORISED OFFICER means:

               (a) in the case of the Financier, a director, secretary or an officer whose title contains the word "manager" or "vice president" or a person performing the functions of any of them; and

               (b) in the case of a Borrower or the Guarantor, a person appointed by the relevant Borrower or the Guarantor to act as an Authorised Officer under the Transaction Documents to which it is a party.

     AVAILABILITY PERIOD means the period commencing on the date of this agreement and ending on the earlier of:

               (a)  the day 45 days after the date of this agreement; and

               (b) the date on which the Facility Limit or Adjusted Facility Limit is cancelled in full.

     BILL has the same meaning as in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing or acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that act.

     BORROWER means:

               (a)  the Partnership; or

               (b)  Eastern,

     and BORROWERS means both of them;

     BUSINESS DAY means a day (not being a Saturday or a Sunday) on which banks are open for general banking business in Melbourne and Sydney.

     DIRECTIVE means any law, regulation, order, official policy, directive, request, requirement or guideline of any central bank or government or any governmental, fiscal, monetary, supervisory or other authority, whether or not having the force of law (including, without limitation, any form of reserve requirement, statutory reserve deposit, special deposit, variable deposit ratio, capital adequacy ratio, equity ratio, liquidity ratio, liabilities ratio or other requirement or restriction).

     DRAWDOWN DATE means the date on which a drawing is or is to be made under the Facility.

     DRAWDOWN NOTICE means a notice given in accordance with clause 4.

     DRAWING means the outstanding principal amount of a drawing made under the Facility.

     EVENT OF DEFAULT has the meaning given to it in clause 15.

     FACILITY means the loan facility granted by this agreement.

     FACILITY LIMIT means US$350,000,000 as reduced by the aggregate of all cancellations under this agreement.

     FINANCIAL STATEMENTS means:


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               (a)  a profit and loss statement;

               (b)  a balance sheet; and

               (c)  a statement of cash flows,

     together with any notes to those documents and a directors' declaration as required under the Corporations Law and any other information necessary to give a true and fair view.

     GENERAL PARTNER means TU Australia Holdings (AGP) Pty Ltd (ACN 086 014
     931).

     GUARANTOR means Texas Utilities Company, a Texas corporation having an office at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, United States of America.

     INCREASED COSTS EVENT means:

               (a)  either:

                    (i) the introduction or commencement (after the date of this agreement) of, or any change in, or in the interpretation, application or administration of (taking effect after the date of this agreement); or

                    (ii) the compliance by, or a change in the method of
                         compliance by, the Financier or any Holding Company (as defined in the Corporations Law) of the Financier with,

     any Directive; or

               (b)  the imposition of, or any change in the basis of, any Taxes.

     INSOLVENCY EVENT means the happening of any of these events:

               (a) an application is made to a court for an order (and is not stayed, withdrawn or dismissed within 14 days) unless the body corporate satisfies the Financier within 14 days of it being made that the application is frivolous or vexatious; or

               (b)  an order is made that a body corporate be wound up;

               (c) an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of a body corporate (and is not stayed, withdrawn or dismissed within 14 days) unless the body corporate satisfies the Financier within 14 days of it being made that the application is frivolous or vexatious; or

               (d) a liquidator or provisional liquidator is appointed in respect of a body corporate, whether or not under a court order; or

               (e) except to reconstruct or amalgamate while solvent on terms approved by the Financier, a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of arrangement or composition with, or assignment for the


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                    benefit of, all or any class of its creditors, or it
                    proposes a reorganisation, moratorium or other administration involving any of them; or

               (f) a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Financier or is otherwise wound up or dissolved; or

               (g) a body corporate is or states that it is unable to pay its debts when they fall due; or

               (h) as a result of the operation of section 459F(1) of the Corporations Law, a body corporate is taken to have failed to comply with a statutory demand; or

               (i) a body corporate is or makes a statement from which it may be reasonably deduced by the Financier that the body corporate is, the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Law; or

               (j) a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate; or

               (k) a person becomes an insolvent under administration as defined in section 9 of the Corporations Law or action is taken which could result in that event; or

               (l) anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

     INTEREST PAYMENT DATE means the last day of an Interest Period.

     INTEREST PERIOD means each period stipulated in clause 5.

     INTEREST RATE means, for an Interest Period, the average bid rate for Bills having a tenor closest to the Interest Period as displayed on the "BBSY" page of the Reuters Monitor System on the first day of that Interest Period. However, if the average bid rate is not displayed by 10:30 am (Sydney time) on the first day of the Interest Period or if it is displayed but there is an obvious error in that rate, INTEREST RATE means:

               (a) the rate the Administrative Agent calculates as the average of the bid rates quoted to the Administrative Agent at approximately 10:30 am (Sydney time) on that date by at least four Reference Banks selected by the Administrative Agent for Bills of that tenor which are accepted by that institution; or

               (b) where the Administrative Agent is unable to calculate a rate under paragraph (a) because it is unable to obtain the necessary number of quotes, the rate set by the Administrative Agent in good faith at approximately 10:30 am (Sydney time) on that date, having regard, to the extent


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                    possible, to the rates otherwise bid for Bills of that tenor at or around that time.

               The rate calculated or set by the Administrative Agent must be expressed as a percentage rate per annum and be rounded up to the nearest third decimal place.

     LIMITED PARTNERS means:

               (a) TU Australia Holdings No. 1 Limited, a company incorporated in England and Wales with a registration number of 3679715; and

               (b) TU Australia Holdings No. 2 Limited, a company incorporated in England and Wales with a registration number of 3679712.

     MATERIAL ADVERSE EFFECT means something which materially adversely affects:

               (a) the legality, validity or enforceability of a Transaction Document; or

               (b) the relevant entity's ability to observe its obligations under the Transaction Documents; or

               (c)  the rights of the Financier under the Transaction Documents.

     PARTNERSHIP DEED means the Limited Partnership Deed made on 27 January 1999 between the General Partner and the Limited Partners in order to form the Partnership.

     PERMITTED SECURITY INTEREST has the same meaning as in the Security Trust Deed.

     POTENTIAL EVENT OF DEFAULT means an event which with the giving of notice or lapse of time would become an Event of Default.

     PRINCIPAL OUTSTANDING means the aggregate of the Drawings.

     REFERENCE BANKS means Citibank, N.A., National Australia Bank Limited, Commonwealth Bank of Australia, Westpac Banking Corporation and Australia and New Zealand Banking Group Limited.

     RELATED ENTITY of an entity means another entity which is related to the first within the meaning of section 50 of the Corporations Law or is in any economic entity (as defined in any approved accounting standard) which contains the first.

     REPAYMENT DATE means the day which is six months after the date of this agreement.

     SECURITY INTEREST means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power.

     SECURITY TRUST DEED means the deed so entitled dated on or about the date of this agreement establishing the TU Australia Holdings Trust between National Australia Bank Limited as Security Trustee and Agent and the other parties defined therein as the Core Borrower, Guarantor, TUA, Purchaser, Eastern, Texas and Junior Financier.


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     SUBSIDIARY of an entity means another entity which is a subsidiary of the first within the meaning of part 1.2 division 6 of the Corporations Law or is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard.

     TAXES means taxes, levies, imposts, deductions, charges, withholdings and duties imposed by any authority (including, without limitation, stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them), except if imposed on the overall net income of the Financier.

     TEXAS GUARANTEE means the instrument entitled "Guaranty" dated on or about the date of this agreement by the Guarantor in favour of the Financier relating to this agreement.

     TRANSACTION DOCUMENTS means this agreement, the Texas Guarantee, the Security Trust Deed, the fee letter referred to in clause 8.1, any document which a Borrower or the Guarantor acknowledges to be a Transaction Document and any other document connected with any of them.

     TUC CREDIT AGREEMENT means the US$3,600,000,000 Amended and Restated Competitive Advance and Revolving Credit Facility Agreement, dated as of May 28, 1998, among the Guarantor, Texas Utilities Electric Company, Enserch Corporation and certain lenders and agents named in that agreement.

     UNDRAWN FACILITY LIMIT means, at any time, the Adjusted Facility Limit at that time less the Principal Outstanding at that time.

     UNITED STATES DOLLARS and US$ means the lawful currency of the United States of America.

GENERAL INTERPRETATION

          1.3  In this agreement unless the contrary intention appears:

               (a) a reference to this agreement or another instrument includes any variation or replacement of any of them;

               (b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

               (c)  the singular includes the plural and vice versa;

               (d) the word "person" includes a firm, body corporate, an unincorporated association or an authority;

               (e) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

               (f) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

               (g) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally but an agreement, representation or warranty of the Financier binds the Financier severally only;


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               (h)  a reference to an accounting term is to be interpreted in accordance with accounting standards under the Corporations Law and, if not inconsistent with those accounting standards, generally accepted principles and practices in Australia consistently applied by a body corporate or as between bodies corporate and over time;

               (i) a reference to any thing (including, without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually;

               (j) if an act prescribed under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is to be taken to be done on the following day.

          1.4 Headings are inserted for convenience and do not affect the interpretation of this agreement.

          1.5 This agreement is a Transaction Document as defined in, and for the purposes of, the Security Trust Deed. The rights of the Financier, and the obligations of the Partnership, under this agreement are subject to the terms of the Security Trust Deed.

          1.6 If this agreement requires or permits any act, matter or thing to be done by the Partnership, that act, matter or thing must be done by the General Partner and, once done, will be deemed to bind:

               (a)  the Partnership; and

               (b) each of the partners in the Partnership in accordance with the Partnership Deed.

2    THE FACILITY
--------------------------------------------------------------------------------

          2.1 The Financier grants to the Borrowers a loan facility in Australian Dollars of an amount not exceeding the A$ Equivalent of the Facility Limit as determined by the Administrative Agent on the day prior to the first Drawdown Date.

          2.2 If a Borrower wants to use the Facility, then it may do so by up to three requests made in accordance with clause 4.

          2.3 Each Borrower shall ensure that the proceeds of the Facility are ultimately applied for the purposes of:

               (a) completing the purchase of the assets of Westar Assets, Westar and Kinetik under the Sale Agreement (each as defined in the Security Trust Deed); and

               (b) paying fees and expenses associated with that purchase, this agreement and the Security Trust Deed and the financing arrangements contemplated under the Security Trust Deed.


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3    CONDITIONS PRECEDENT
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          3.1  The Financier need not make the first drawing available until the
               Administrative Agent has received the following in form and substance satisfactory to the Administrative Agent:

               (a) a certified copy of the certificate of registration of each Borrower and the General Partner; and

               (b) a certified copy of the Partnership Deed and the constitution of the General Partner and Eastern or a certificate from a director or secretary of the relevant entity confirming that the relevant entity does not have a constitution; and

               (c) a certified copy of the certificate of incorporation and by-laws of the Guarantor; and

               (d)  a certified copy of:

                    (i) an extract of the minutes of a meeting of the board of directors of the General Partner, Eastern and the Guarantor which evidences the resolutions authorising the signing and delivery of and observance of obligations under the Transaction Documents to which it is a party, and the appointment of Authorised Officers of each Borrower and which acknowledges that the Transaction Documents will benefit that entity; and

                    (ii) each instrument which evidences any other necessary
                         corporate action, action under the Partnership Deed or other action in connection with those Transaction Documents; and

               (e) a certified copy of each authorisation (including, without limitation, each authorisation under the Partnership Deed) necessary to enter into, observe obligations under and enforce the Transaction Documents; and

               (f) without limiting clause 3.1(e), a certified copy of each corporate, governmental or semi-governmental authorisation, consent or approval necessary for the Guarantor to enter into and perform its obligations under the Transaction Documents to which it is a party; and

               (g) a certified copy of each power of attorney under which a person signs and delivers a Transaction Document for a Borrower and, if required by the Administrative Agent, evidence of its registration and stamping (or, if the Administrative Agent permits, sufficient immediately available funds or other provision to meet all liabilities to stamp duty on them); and

               (h)  a certified specimen signature of:


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                    (i)  each Authorised Officer of each Borrower and the
                         Guarantor; and

                    (ii) each other person who is authorised to sign and deliver a Transaction Document for a Borrower or the Guarantor; and

               (i) each Transaction Document signed and delivered and, if required by the Financier, evidence of its stamping and registration; and

               (j)  a legal opinion from each of:

                    (i) Baker & McKenzie as Australian counsel to each Borrower and the General Partner;

                    (ii) Norton Rose as English counsel to the Limited Partners;

                    (iii) Thelen Reid & Priest, LLP as United States counsel to the Guarantor;

                    (iv) Worsham, Forsythe & Wooldridge, L.L.P. as general
                         United States counsel to the Guarantor;

                    (v) King & Spalding as United States counsel to the Financier; and

                    (vi) Freehill Hollingdale & Page as Australian counsel to
                         the Financier.

          3.2 Anything required to be certified under clause 3.1 must be certified by:

               (a) the secretary or a director of the General Partner or Eastern; or

               (b) the secretary or assistant secretary of the Guarantor, as appropriate, as being true and complete.

          3.3 The Financier need not make any proposed drawing available unless:

               (a) the Financier has received a Drawdown Notice in respect of the proposed drawing; and

               (b) the proposed Drawdown Date is a Business Day during the Availability Period; and

               (c) the amount of the proposed drawing does not exceed the Undrawn Facility Limit on the date of the Drawdown Notice or on the Drawdown Date; and

               (d) the Financier is satisfied that the statements contained in the Drawdown Notice are true at the date of the Drawdown Notice and at the Drawdown Date; and

               (e) the representations and warranties in clause 13 and in the Drawdown Notice are correct and not misleading at the date of the Drawdown Notice and at the Drawdown Date; and


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               (f)  no Event of Default or Potential Event of Default continues unremedied or would result from the provision of the proposed drawing.

4    DRAWINGS
--------------------------------------------------------------------------------

          4.1 A Borrower is not obliged to use the Facility. If a Borrower wants to use the Facility, then it must give a notice to the Financier meeting the requirements of clause 4.2 by 11.00 am (Sydney time) on a day which is at least one Business Day before the day it requires the proposed drawing (or such shorter period as the Financier may agree).

          4.2 A notice given under clause 4.1 must be in or substantially in the form of schedule 2 and:

               (a) be signed by an Authorised Officer of the relevant Borrower; and

               (b)  specify the Borrower; and

               (c) specify the Drawdown Date which must be a Business Day during the Availability Period; and

               (d) specify the amount of the proposed drawing which must be a minimum of A$1,000,000 and must not be greater than the Undrawn Facility Limit; and

               (e) specify the account into which the proposed drawing is to be paid; and

               (f) contain a representation and warranty that the representations and warranties set out in clause 13 are correct and not misleading on the date of the Drawdown Notice and that each will be correct and not misleading on the Drawdown Date.

          4.3 A Drawdown Notice is effective on actual receipt in legible form by the Financier and is irrevocable.

          4.4 Subject to this agreement, the Financier agrees to make available each proposed drawing in accordance with the relevant Drawdown Notice. The Financier need not make a proposed drawing available if, as a result on that day, the Principal Outstanding would exceed the Adjusted Facility Limit.

          4.5 No more than three Drawings may be made under the Facility by each Borrower.

          4.6 After the Administrative Agent has determined the Interest Rate for each Interest Period and the Adjusted Facility Limit it shall promptly notify the Borrowers of its determinations.


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5    INTEREST PERIODS
--------------------------------------------------------------------------------

               The Interest Period for a Drawing will be the period commencing on the Drawdown Date for the Drawing and expiring on the Repayment Date.

6    INTEREST
--------------------------------------------------------------------------------

INTEREST ON DRAWINGS
          6.1 Each Borrower agrees to pay interest on the daily balance of each Drawing made by it from and including its Drawdown Date until the Drawing is repaid in full at a rate for the Interest Period for the Drawing equal to the aggregate of the applicable Interest Rate for that Interest Period plus 0.75% per annum. Interest is to be calculated from and including the first day of an Interest Period to but excluding the last day of the Interest Period. Interest accrues from day to day, is payable on each Interest Payment Date and is to be calculated on actual days elapsed and a 365 day year.

INTEREST ON OVERDUE AMOUNTS
          6.2 Each Borrower agrees to pay interest on any amount payable by it under this agreement from when it becomes due for payment during the period that it remains unpaid. Interest is payable at a rate for each Interest Period equal to the aggregate of the applicable Interest Rate for that Interest Period plus 2.75% per annum, with the Interest Periods for the purposes of this clause 6.2 being 90 days or such other shorter or longer periods as the Financier selects from time to time. The first of these Interest Periods commences on the day when the outstanding amount becomes due for payment and each subsequent Interest Period commences on the day when the preceding Interest Period expires.

          6.3 Interest payable under clause 6.2 which is not paid when due for payment may be capitalised by the Financier at intervals which the Financier determines from time to time or, if no determination is made, then on the first day of each month. Interest is payable on capitalised interest at the rate and in the manner referred to in clause 6.2.

          6.4 Each Borrower's obligation to pay the outstanding amount on the date it becomes due for payment is not affected by clauses 6.2 and 6.3.

INTEREST FOLLOWING JUDGMENT OR ORDER
          6.5 If a liability of a Borrower under this agreement becomes merged in a judgment or order, then the relevant Borrower agrees to pay interest to the Financier on the amount of that liability as an independent obligation. This interest accrues from the date the liability becomes due for payment both before and after the judgment or order until it is paid, at a rate that is the higher of the rate payable under the judgment or order and the rate referred to in clause 6.2.


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7    REPAYMENT
--------------------------------------------------------------------------------

     Each Borrower agrees to repay on the Repayment Date the aggregate amount of all Drawings provided to it.

8    FEES
--------------------------------------------------------------------------------

ARRANGEMENT FEE
          8.1 The Borrowers agree to pay to the Administrative Agent on the date of this agreement an arrangement fee in an amount, and on the terms, contained in a letter dated on or about the date of this agreement from the Administrative Agent to the Borrowers.

COMMITMENT FEE
          8.2 The Borrowers agree to pay to the Financier on the last day of the Availability Period a commitment fee of 0.375% per annum on the daily balances of the Undrawn Facility Limit or, if the Adjusted Facility Limit has not been determined, the Facility Limit. The commitment fee will be computed in respect of each day from and including the date of this agreement, to and including the last day of the Availability Period.

9    CANCELLATION AND PREPAYMENT
--------------------------------------------------------------------------------

          9.1 A Borrower may, during the Availability Period, cancel the Undrawn Facility Limit in whole or in part on giving at least 2 Business Days' notice to the Administrative Agent. If only part of the Undrawn Facility Limit is cancelled it must be at least A$5,000,000 and a whole multiple of A$1,000,000. The notice is irrevocable.

          9.2 The Financier need not make any drawing available to a Borrower after the last day of the Availability Period.

          9.3 A Borrower may prepay a Drawing provided to it in whole or in part on any Business Day on giving at least ten Business Days' notice to the Financier.

          9.4 If only part of a Drawing is prepaid it must be at least A$10,000,000 and a whole multiple of A$5,000,000. The notice is irrevocable and constitutes an obligation to prepay in accordance with the notice.

          9.5  A prepaid amount may not be redrawn.

10   PAYMENTS AND TAXES
--------------------------------------------------------------------------------

MANNER OF PAYMENT
          10.1 Each Borrower agrees to make payments to the Financier under each Transaction Document not later than 12 noon local time in the place of payment on the due date in immediately available funds to the account of the Financier at the bank which the Financier designates by notice to the Borrowers.


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          10.2 If a payment becomes due for payment on a day which is not a
               Business Day, then the date for payment is the next succeeding Business Day unless the date for payment would occur after the Repayment Date, in which case the date for payment will be the preceding Business Day.

          10.3 Each Borrower agrees to make payments under each Transaction Document without set-off or counterclaim and free and clear of any withholding or deduction for Taxes unless prohibited by law.

CURRENCY OF PAYMENT
          10.4 Each Borrower waives any right which it has in any jurisdiction to pay an amount other than in Australian dollars.

TAXES
          10.5 If a law requires a Borrower to withhold or deduct Taxes from a payment so that the Financier would not actually receive for its own benefit on the due date the full amount provided for under a Transaction Document, then:

               (a) the amount payable is increased so that, after making that deduction and deductions applicable to additional amounts payable under this clause, the Financier is entitled to receive the amount it would have received if no deductions had been required; and

               (b)  the Borrower must make the deductions; and

               (c) the Borrower must pay the full amount deducted to the relevant authority in accordance with applicable law and deliver the original receipts to the Financier.

          10.6 If a Borrower complies with clause 10.5 and, as a result, the Financier receives a tax credit, tax rebate or similar tax benefit that in the Financier's sole opinion (without requiring it or its professional advisers to expend a material amount of time or incur a material cost in forming that opinion) is referable to the amount deducted and paid to the relevant authority, the Financier agrees to notify the relevant Borrower and pay the relevant Borrower an amount which the Financier determines in its sole opinion but in good faith to be equal to the benefit. However, the Financier need pay only to the extent that the payment leaves the Financier in no worse position than it would have been had there been no requirement for the relevant Borrower to deduct amounts under clause 10.5. The Financier need not disclose to a Borrower information about its tax affairs or order them in a particular way.

11   INCREASED COSTS
--------------------------------------------------------------------------------

          11.1 If, as a result of an Increased Costs Event, the Financier determines that:

               (a) there is any direct or indirect increase in the cost to the Financier of providing, agreeing to provide, maintaining its commitment to provide, funding or maintaining financial accommodation under the Transaction Documents; or

               (b) there is any direct or indirect reduction in any amount received or receivable by the Financier or in the effective return to the Financier in connection with financial accommodation provided or to be provided under the Transaction Documents (including, without limitation, the return on the Financier's overall capital which could have been achieved but for the occurrence of the Increased Costs Event); or

               (c) the Financier is required to make a payment or to forgo interest or other return on or calculated by reference to an amount received or receivable under the Transaction Documents,

     then each Borrower agrees to pay the Financier on demand additional amounts which the Financier certifies are necessary to compensate the Financier for the increased cost, reduction, payment or forgone interest or other return.

     Any demand by the Financier under this clause 11.1 must contain reasonable details of the basis of computation of the amount demanded (but need not disclose information about the Financier's or any Related Entity's tax affairs).

          11.2 If the increased cost, reduction, payment or forgone interest or other return is indirect, each Borrower agrees to pay the Financier the proportion of it which the Financier determines to be fairly attributable to the financial accommodation made under the Transaction Documents.

          11.3 Without prejudice to clause 11.4, if the Financier is affected by a circumstance specified in clause 11.1 it must, at the request of the Borrowers made to the Financier, negotiate in good faith with the Borrowers with a view to finding a means of avoiding the effect of the relevant circumstance, including by changing its lending office provided such means of avoiding the effect of the relevant circumstance can be achieved free of cost to the Financier and nothing in this clause obliges the Financier to take any action or refrain from taking any action apart from negotiating in good faith with the Borrowers.

          11.4 If the Borrowers have received a demand from the Financier under clause 11.1 and that notice has not been withdrawn by the Financier and provided that a Borrower has not given the Financier a Drawdown Notice which has not been funded by the Financier, the Borrowers, by notice given to the Financier, may:

               (a) terminate the Financier's obligation to make its lending commitment under the Facility available; and

               (b) elect to prepay the Principal Outstanding together with all accrued interest and any other amounts (including, without limitation, any break costs) payable by each of the

                    Borrowers to the Financier, within 10 Business Days of receipt of the demand from the Financier.

          11.5 Any notice given by the Borrowers under clause 11.4:

               (a)  takes effect when given to the Financier;

               (b)  is irrevocable; and

               (c) binds the Borrowers to act in accordance with any election made in that notice.

          11.6 A Financier may not require a Borrower to make a payment under clause 11.1 if, at the time the Financier became a party to this agreement:

               (a) the Directive giving rise to the Increased Costs Event was known to the Financier; and

               (b) it was both reasonably certain that the Directive giving rise to the Increased Costs Event would become law or take effect and unreasonable for the Financier not to take that change into account in determining its likely overall return under this agreement.

               The parties acknowledge that this clause 11.6 does not apply to the introduction of a tax on goods or services in Australia after the date of this agreement.

          11.7 The Financier may not require a Borrower to make a payment under clause 11.1 if the increased cost arises directly and only as a result of and immediately following the change of the lending office of the Financier unless that change was the result of negotiations under clause 11.3 or clause 12.2.

          11.8 The Financier may only require a Borrower to make a payment under clause 11.1 in respect of increased costs incurred by it up to an Interest Period or 90 days, whichever is the greater, prior to the date on which the Financier became aware of the circumstance giving rise to the increased costs unless the increased cost is payable or incurred by the Financier retrospectively, in which case the full amount of the increased cost is payable by the Borrower to the Financier.

          11.9 A certificate signed by the Financier as to an amount payable by either or both Borrowers under this clause 11 is conclusive evidence of the amount stated in it in the absence of manifest error. In determining additional amounts payable under this clause 11 the Financier may use averaging and attribution methods commonly used by the Financier or any other reasonable averaging or attribution method.

12   ILLEGALITY
--------------------------------------------------------------------------------

          12.1 If as a result of any change in a Directive which has the force of law or compliance with which is in accordance with the practice of responsible bankers in the jurisdiction concerned, or in its interpretation or administration after the date of this agreement, the Financier determines that it is or has become apparent that it will become contrary to that Directive, impossible or illegal for:

               (a) the Financier to fund, provide or maintain financial accommodation or otherwise observe its obligations under the Transaction Documents; or

               (b) a person from whom the Financier has raised or proposes to raise money in connection with financial accommodation under the Transaction Documents to fund, provide or maintain that money, then each of the Borrowers, within five Business Days of receipt of a notice from the Financier to do so, must prepay so much of the Principal Outstanding as the Financier specifies in the notice, together with accrued interest and other amounts payable by each of the Borrowers to the Financier under any Transaction Document. The Financier's obligations to each of the Borrowers under the Transaction Documents terminate on the giving of the notice.

          12.2 If a notice is given under clause 12.1, then the Financier agrees to use reasonable endeavours for a period of 30 days (or, if earlier, the date of cancellation of the relevant financial accommodation) to make the relevant financial accommodation available by some alternative means (including changing its lending office to another then existing lending office or making the financial accommodation available through a Related Entity of the Financier) provided this can be achieved free of cost to the Financier and nothing in this clause obliges the Financier to take any action or refrain from taking any action.

13   REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------

          13.1 Each Borrower represents and warrants (subject to clause 13.3) that:

               (a) the Partnership has been duly formed and registered under the Partnership Act 1958 of Victoria as a limited partnership, is validly existing under the laws of Victoria and has power and authority to carry on its business as it is now being conducted; and

               (b) the General Partner is the only general partner of the Partnership and the Limited Partners are the only limited partners of the Partnership; and

               (c) each of Eastern and the General Partner has been duly incorporated as a company limited by shares in accordance with the laws of Victoria, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; and

               (d) each of the Borrowers has power to enter into and observe its obligations under the Transaction Documents; and

               (e) the General Partner has power (including, without limitation, under the Partnership Deed) to enter into the Transaction Documents to which it is a party and to bind the Partnership under, and as contemplated by, such Transaction Documents; and

               (f) each of the Borrowers has in full force and effect all authorisations (including, without limitation, all authorisations under the Partnership Deed) necessary to enter into the Transaction Documents, observe obligations under them and allow them to be enforced; and

               (g) the General Partner has in full force and effect all authorisations (including, without limitation, all authorisations under the Partnership Deed) necessary to enter into the Transaction Documents to which it is a party, to bind the Partnership under, and as contemplated by, them and to allow them to be enforced; and

               (h) the obligations of each of the Borrowers under the Transaction Documents are valid and binding and are enforceable against each of the Borrowers in accordance with their terms except to the extent limited by equitable principles and laws affecting creditors' rights generally; and

               (i) the Transaction Documents to which it is a party and the transactions under them do not contravene:

                    (i)  its constituent documents (if any); or

                    (ii) the Partnership Deed; or

                    (iii) any law, regulation or official directive or any of
                         its obligations or undertakings by which they or any of their assets are bound or cause a limitation on their powers or the powers of the General Partner's directors to be exceeded which, in the case of the Licences or the Material Contracts (each as defined in the Security Trust Deed) to which it is a party, is likely to have a Material Adverse Effect; and

               (j) it has fully disclosed to the Financier all facts relating to the Borrowers and their material Subsidiaries which are material to the assessment of the nature and amount of the risk undertaken by the Financier in entering into the Transaction Documents and doing anything in connection with them; and

               (k)  no Event of Default continues unremedied; and

               (l) none of the Borrowers or any of its material Subsidiaries is in default under a law, regulation, official directive, instrument, undertaking or obligation affecting any of them or their respective assets in a way which is likely to have a Material Adverse Effect; and

               (m) there is no pending or threatened action or proceeding affecting a Borrower or any of its material Subsidiaries or any of their respective assets before a court, governmental agency, commission or arbitrator which is likely to have a Material Adverse Effect; and

               (n) none of the Borrowers or any of its material Subsidiaries has immunity from the jurisdiction of a court or from legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise); and

               (o) it does not enter into any Transaction Document in the capacity of a trustee of any trust or settlement; and

               (p) each of the Borrowers, except to the extent the property and undertaking of the Partnership are held in the name of the General Partner, is the beneficial owner of and has good title to all property held by it or on its behalf and all undertakings carried on by it free from any Security Interest other than Permitted Security Interests; and

               (q) each of the Borrowers benefits by executing the Transaction Documents to which it is a party; and

               (r) each certification given by the secretary or a director of the General Partner under clause 3.2 is true and complete; and

               (s) there are no reasonable grounds to suspect that a Borrower is unable to pay its debts as and when they become due and payable; and

               (t)  it has not contravened nor will it contravene section 243H, section 243ZE or section 260A of the Corporations Law by entering into or participating in any Transaction Document or any transaction contemplated by any Transaction Document; and

               (u) each representation and warranty made or taken to be made by a Core Borrower (as defined in the Security Trust Deed) in the Security Trust Deed is true and correct.

          13.2 These representations and warranties are taken to be also made on each Drawdown Date.

          13.3 In relation to the representations and warranties in clause 13.1:

               (a) no representation or warranty is made in relation to matters disclosed to the Administrative Agent by the Borrowers and accepted by the Administrative Agent in writing;

               (b) no representation or warranty is made by Eastern Energy in relation to the Partnership, the General Partner or the Limited Partners or any of their respective Subsidiaries; and

               (c) no representation or warranty is made by the Partnership in relation to Eastern Energy or any of its Subsidiaries.

14   GENERAL UNDERTAKINGS
--------------------------------------------------------------------------------

     Each Borrower undertakes to:

               (a) keep and ensure that each of its Subsidiaries keeps proper and adequate books of account; and

               (b) give the Administrative Agent audited consolidated Financial Statements of the Partnership for each financial year within 120 days of the end of that year; and

               (c) give the Administrative Agent unaudited consolidated Financial Statements of the Partnership for the first six months of each financial year within 90 days of the end of that six months; and

               (d) give promptly to the Administrative Agent any information and supporting evidence that the Administrative Agent reasonably requests from time to time; and

               (e) notify the Administrative Agent promptly after the Borrower becomes aware if any representation or warranty made or taken to be made by or on behalf of a Borrower or the General Partner in connection with a Transaction Document is found to be incorrect or misleading in any material respect when made or taken to be made; and

               (f) do, and ensure that each of its Subsidiaries does, everything within its power necessary to ensure that no Event of Default occurs; and

               (g) on reasonable request from the Administrative Agent if the Administrative Agent considers in good faith that an Event of Default or Potential Event of Default may have occurred, provide the Administrative Agent with a certificate signed by two directors of each of the General Partner and Eastern which states whether an Event of Default or Potential Event of Default continues unremedied; and

               (h) notify the Administrative Agent promptly after the Borrower becomes aware of its occurrence of full details of an Event of Default or a Potential Event of Default, and the steps taken to remedy it; and

               (i) obtain, renew on time and comply with the terms of each authorisation (including, without limitation, all authorisations under the Partnership Deed) necessary to enter into the Transaction Documents to which it is a party, observe obligations under them and allow them to be enforced.

15   EVENTS OF DEFAULT
--------------------------------------------------------------------------------

          15.1 An Event of Default occurs if:

               (a) a Borrower or the Guarantor does not pay on time any money payable under any Transaction Document in the manner required under it; or

               (b) any present or future monetary obligation of a Borrower for sums in aggregate exceeding A$10,000,000:

                    (i) in connection with money borrowed or raised by any of them, or any hiring arrangement, redeemable preference share, letter of credit, financial markets transaction (including, without limitation, a swap, option or futures contract) to which any of them is party:

                         (A) is not satisfied on time or at the end of its period of grace; or

                         (B) becomes prematurely payable and is not discharged when due; or

                    (ii) to guarantee or indemnify against loss in connection
                         with money borrowed or raised is not discharged at maturity or when called; or

               (c) distress is levied or a judgment, order or Security interest is enforced, or becomes enforceable against any property of a Borrower or the General Partner for an amount exceeding A$5,000,000; or

               (d) a representation or warranty made or taken to be made by or on behalf of a Borrower, the General Partner or the Guarantor in connection with a Transaction Document is found or is notified by a Borrower, the General Partner or the Guarantor to be incorrect or misleading in a material respect when made or taken to be made; or

               (e) an Insolvency Event occurs in respect of a Borrower or the General Partner; or

               (f) a controller (as defined in the Corporations Law) is appointed in respect of any part of the property of a Borrower or the General Partner; or

               (g) a Borrower or the General Partner stops payment, ceases to carry on its business or a material part of it, or threatens to do either of those things except to reconstruct or amalgamate while solvent on terms approved by the Administrative Agent; or

               (h) a Borrower or the General Partner takes action to reduce its capital or buy back any of its ordinary shares or passes a resolution referred to in section 254N of the Corporations Law, in any case without the consent of the Financier; or

               (i) a person is appointed under legislation to manage any part of the affairs of a Borrower or the General Partner; or

               (j) any party to a Transaction Document (other than the Financier) or a person on that party's behalf claims that a Transaction Document or a material clause in a Transaction Document is wholly or partly void, voidable or unenforceable; or

               (k) a Transaction Document or a material clause in a Transaction document is or becomes wholly or partly void, voidable or unenforceable, and, if that state of affairs is remediable, and each of the Borrowers and Guarantor fails promptly to take all steps reasonably requested by the Financier to remedy, in co-operation with the Financier and the Administrative Agent, the relevant defect; or

               (l) the Guarantor ceases to own and control, directly or indirectly, all of the shares, stock or other ownership interests in the General Partner and each Borrower; or

               (m) any Security Interest granted by a Borrower or the General Partner which secures over A$5,000,000 is enforced; or

               (n) a Borrower or the Guarantor does not observe any other obligation under any Transaction Document (other than the Security Trust Deed) to which it is a party and, if the non-observance can be remedied, does not remedy the non-observance within 30 days; or

               (o) the Partnership is wound up or dissolved or any step is taken or any resolution is passed for the winding up or dissolution of the Partnership; or

               (p) any "Event of Default" as defined in the TUC Credit Agreement occurs and is continuing; or

               (q) any "Event of Default" as defined in the Security Trust Deed occurs and is continuing.

          15.2 If an Event of Default occurs, then (subject to the Security Trust Deed) the Financier may declare at any time by notice to the Borrowers that:

               (a) the Principal Outstanding, interest on it, and all other amounts payable under the Transaction Documents, are either:

                    (i)  payable on demand; or

                    (ii) immediately due and payable;

               (b) the Financier's obligations specified in the notice are terminated.

     The Financier may make either or both of these declarations. The making of either of them gives immediate effect to its provisions.

16   COSTS, CHARGES, EXPENSES AND INDEMNITIES
--------------------------------------------------------------------------------

          16.1 Each Borrower agrees to pay or reimburse the Financier on demand for:

               (a) the reasonable costs, charges and expenses of the Financier in connection with the negotiation, preparation, execution, stamping, registration and completion of any Transaction Document; and

               (b) the costs, charges and expenses of the Financier in connection with any consent, approval, exercise or non-exercise of rights (including, without limitation, in connection with the contemplated or actual enforcement or preservation of any rights under any Transaction Document), waiver, variation, release or discharge in connection with any Transaction Document; and

               (c) Taxes and fees (including, without limitation, registration fees) and fines and penalties in respect of fees, which may be payable or determined to be payable in connection with any Transaction Document or a payment or receipt or any other transaction contemplated by any Transaction Document; and

               (d) the reasonable costs, charges and expenses of the Financier in connection with any enquiry by any authority involving a Borrower, the General Partner, the Guarantor or any of their Related Entities, including in each case, without limitation legal costs and expenses (incurred by the Financier acting reasonably) on a full indemnity basis or solicitor and own client basis, whichever is the higher.

          16.2 Each Borrower agrees that the costs, charges and expenses referred to in clauses 16.1(b) and (d) include, without limitation, those payable to any independent consultant or other person appointed to evaluate any matter of concern and the Financier's reasonable administration costs in connection with any event referred to in clauses 16.1(b) or (d).

          16.3 Each Borrower indemnifies the Financier against any liability or loss arising from, and any costs, charges and expenses incurred in connection with:

               (a) the payment, omission to make payment or delay in making payment of an amount referred to in clause 16.1; or

               (b)  an Event of Default; or

               (c) a proposed drawing not being made available in accordance with the request for any reason except default of the Financier; or

               (d) all or any part of a Drawing being repaid, prepaid or made payable for any reason other than at its maturity in accordance with this agreement or any other payment required to be made under any Transaction Document not being made on its due date. (A Drawing prepaid under clause 9.3 is not to be taken to have been repaid at its maturity in accordance with this agreement); or

               (e) any indemnity the Financier gives a controller (as defined in the Corporations Law) or an administrator of a Borrower; or

               (f) the Financier acting in connection with a Transaction Document in good faith on facsimile or telephone instructions purporting to originate from the offices of a Borrower or to be given by an Authorised Officer of a Borrower and which the Financier believes to be genuine and correct, including, without limitation, liability, loss, costs, charges or expenses on account of funds borrowed, contracted for or used to fund any amount payable under the Transaction Documents and including in each case, without limitation, legal costs and expenses (incurred by the Financier acting reasonably) on a full indemnity basis or solicitor and own client basis, whichever is the higher, except for such costs, charges and expenses resulting from the gross negligence or wilful misconduct of the Financier.

          16.4 Each Borrower agrees to pay to the Financier an amount equal to any liability, loss, costs, charges or expenses of the kind referred to in clause 16.3 suffered or incurred by any employee, officer, agent or contractor of the Financier.

17   APPLICATION OF MONEY
--------------------------------------------------------------------------------

     The Financier may apply amounts paid by a Borrower towards satisfaction of a Borrower's obligations under the Transaction Documents in the manner the Financier sees fit, unless the Transaction Documents expressly provide otherwise.

18   NOTICES
--------------------------------------------------------------------------------

          18.1 A notice, approval, consent or other communication in connection with a Transaction Document:

               (a) may be given by an Authorised Officer of the relevant party; and

               (b)  must be in writing; and

               (c) must be left at the address of the addressee or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in schedule 1 or if the addressee notifies another address or facsimile number then to that address or facsimile number.

          18.2 Unless a later time is specified in it a notice, approval, consent or other communication takes effect from the time it is received.

          18.3 A letter or facsimile is taken to be received:

               (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting; and

               (b) in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause.

19   SECURITY INTERESTS AND ASSIGNMENT
--------------------------------------------------------------------------------

          19.1 A Borrower may not, without the consent of the Financier, create or allow to exist a Security Interest over or an interest in this agreement or assign or otherwise dispose of or deal with its rights under this agreement.

          19.2 The Financier at any time may do anything mentioned in clause
               19.1 as the Financier sees fit.

          19.3 Without limiting the generality of clause 19.2, the Financier may, without being required to obtain a Borrower's consent or to provide any prior notice to a Borrower, assign, transfer, sub-participate or otherwise deal with all or any part of its benefit under this Agreement to any person (including, without limitation, a trustee of a trust or a corporate vehicle established for the purposes of securitisation) , provided the Financier will remain the Financier of record in respect of this agreement.

          19.4 The Financier may disclose to any assignee or potential assignee under this clause 19 any information in relation to this agreement or in relation to a Borrower or the General Partner as that assignee or potential assignee reasonably requires without being required to obtain a Borrower's or General Partner's consent or to provide any prior notice to a Borrower.

20   MISCELLANEOUS
--------------------------------------------------------------------------------

CERTIFICATE
          20.1 A certificate signed by the Administrative Agent or its solicitors about a matter (including, without limitation, the rate of interest on a Drawing) or about a sum payable to the Financier in connection with a Transaction Document (other than under clause 11) is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

EXERCISE OF RIGHTS
          20.2 The Financier may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the Financier does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by the Financier to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The Financier is not liable for any loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising the right, power or remedy.

WAIVER AND VARIATION
          20.3 A provision of or a right created under this agreement may not be waived or varied except in writing signed by the party or parties to be bound.

SUPERVENING LEGISLATION
          20.4 Any present or future legislation which operates to vary the obligations of a Borrower in connection with this agreement with the result that the Financier's rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

APPROVALS AND CONSENT
          20.5 The Financier may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

REMEDIES CUMULATIVE
          20.6 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

SET-OFF
          20.7 At any time after the occurrence of an Event of Default, the Financier may apply (without notice) any credit balance in any currency in any account of a Borrower with the Financier towards satisfaction of any amount then payable by a Borrower to the Financier under this agreement. Each Borrower authorises the Financier in the name of the Borrower or the Financier to do anything (including, without limitation, to execute any document) that is required for that purpose.

INDEMNITIES
          20.8 Each indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the Borrower giving it and survives termination of this agreement.

     It is not necessary for the Financier to incur expense or make payment before enforcing a right of indemnity conferred by this agreement.

TIME OF THE ESSENCE
          20.9 Time is of the essence of this agreement in respect of an obligation of a Borrower to pay money.

FURTHER ASSURANCES
          20.10 At the Financier's request each Borrower must, at its own expense:

               (a) execute and cause its successors to execute documents and do everything else necessary or appropriate to bind the Borrower and its successors under the Transaction Documents; and

               (b) use its best endeavours to cause relevant third parties to do likewise to bind every person intended to be bound under the Transaction Documents.

21   RELIQUIFYING BILLS
--------------------------------------------------------------------------------

          21.1 Each Borrower agrees to draw Bills in the manner required by the Administrative Agent whenever requested by the Administrative Agent to do so except that the discounted value of those Bills when added to the aggregate discounted value of all other Bills drawn under this clause and which are outstanding may not exceed the Principal Outstanding.

          21.2 Each Borrower irrevocably appoints the Administrative Agent as its attorney to draw Bills in its name or on its behalf under clause 21.1 and agrees to ratify all action taken by the Administrative Agent as its attorney under this clause 21.2.

          21.3 The requirement to draw Bills under clause 21.1 and the appointment under clause 21.2 will cease and be revoked without necessity for notice on payment by each Borrower of all amounts owing to the Administrative Agent under this agreement. Nothing in clauses 21.1 or 21.2 requires a Borrower or authorises the Administrative Agent as attorney to draw a Bill which matures after the Repayment Date.

          21.4 The Financier indemnifies each Borrower against liability on any Bill drawn by the Borrower at the request of the Financier under clause 21.1 or by the Financier under clause 21.2. The Financier agrees to pay the costs of preparation of and all stamp duty on each Bill drawn under this clause 21.

          21.5 If a reliquefication Bill is presented to a Borrower and the Borrower discharges it by payment, the amount of that payment will be deemed to have been applied against the moneys outstanding under this agreement to the Financier and owing by that Borrower.

22   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS
--------------------------------------------------------------------------------

          22.1 This agreement is governed by the law in force in Victoria.

          22.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

          22.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 18.

23   COUNTERPARTS
--------------------------------------------------------------------------------

     This agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

EXECUTED as an agreement

SCHEDULE 1          FACILITY PARTICULARS
--------------------------------------------------------------------------------
                    (clause 18)

                    ADDRESS FOR SERVICE:

                    BORROWERS AND GENERAL PARTNER:
                    Address:       Level 17
                                   452 Flinders Street
                                   Melbourne  Vic   3000
                    Facsimile No:  (03) 9229 6001

                    ADMINISTRATIVE AGENT:
                    Address:       Level 26
                                   101 Collins Street
                                   Melbourne Vic  3000
                    Facsimile No:  (03) 9653 7301

                    FINANCIER:
                    Address:       Level 26
                                   101 Collins Street
                                   Melbourne Vic  3000
                    Facsimile No:  (03) 9653 7301

SCHEDULE 2          (CLAUSE 4) DRAWDOWN NOTICE
--------------------------------------------------------------------------------
                    To:       Citibank, N.A.
                              Level 26
                              101 Collins Street

                              Melbourne Vic 3000

                    [DATE]

                    Dear Sirs

                    SUBORDINATED FACILITY AGREEMENT

                    We refer to the Subordinated Facility Agreement dated [ ] between TU Australia Holdings (Partnership) Limited Partnership, Eastern Energy Limited and Citibank, N.A. ("LOAN AGREEMENT")

                    The Borrower gives you notice under clause 4.1 of the Loan Agreement that it wants to borrow under the Facility.

                    The particulars required to be given under clause 4.2 of the Loan Agreement are as follows:

                    (a)  the Borrower is [        ];

                    (b)  the proposed Drawdown Date is [         ];

                    (c)  the amount of the proposed drawing is A$[         ];

                    (d)  the account into which the proposed drawing is to be
                         paid is Account Number [      ] in the name of [      ]
                         at the [       ] branch of [name of Bank].

                    The Borrower represents that the representations and warranties set out in clause 13.1 of the Loan Agreement are correct and not misleading on the date of this Drawdown Notice and warrants that each will be correct and not misleading on the Drawdown Date.

                    The Borrower acknowledges that a term which has a defined meaning in the Loan Agreement has the same meaning as in the Loan Agreement when used in this Drawdown Notice.

                    Yours faithfully

                    .............................
                    [name of person]
                    being an Authorised Officer of
                    [TU Australia Holdings (Partnership) Limited
                    Partnership/Eastern Energy Limited]

EXECUTION PAGE
--------------------------------------------------------------------------------

SIGNED for TU AUSTRALIA HOLDINGS            )
(PARTNERSHIP) LIMITED PARTNERSHIP by        )
being signed by ROBERT SHAPPARD             )
                ---------------             )
an attorney for TU AUSTRALIA HOLDINGS       )
(AGP) PTY LTD the general partner of the    )
TU Australia Holdings (Partnership)         )
Limited Partnership under power of          )
attorney dated 23 February,1999             )
                                            )
in the presence of:                         )
                                            )
STEVEN J PASCOE                             )
---------------                             )
Signature of witness                        )
                                            )
STEVEN J PASCOE                             )
---------------                             )
Name of witness (block letters)             )
                                            )
LEVEL 49, 525 COLLINS STREET,               )
MELBOURNE  VIC  3000                        )  ROBERT SHAPARD
Address of witness                          )  By executing this agreement the
                                            )  attorney states that the attorney
BUSINESS RELATIONS MANAGER                  )  has received no notice of
Occupation of witness                       )  revocation of the power of
                                            )  attorney


SIGNED by ROBERT SHAPARD                    )
          --------------                    )
as attorney for EASTERN ENERGY LIMITED      )
under power of attorney                     )
dated 23 February, 1999                     )
in the presence of:                         )
                                            )
STEVEN J PASCOE                             )
---------------                             )
Signature of witness                        )
                                            )
STEVEN J PASCOE                             )
---------------                             )
Name of witness (block letters)             )
                                            )  ROBERT SHAPARD
LEVEL 49, 525 COLLINS STREET,               )  By executing this agreement the
MELBOURNE  VIC  3000                        )  attorney states that the attorney
Address of witness                          )  has received no notice of
                                            )  revocation of the power of
BUSINESS RELATIONS MANAGER                  )  attorney
Occupation of witness                       )

SIGNED by JOSEPH SHEEAN VICE PRESIDENT      )
          -------------                     )
and DALE MURPHY VICE PRESIDENT as           )
    ------------                            )
attorneys for CITIBANK, N.A. under power    )
of attorney dated 20 August 1996            )
in the presence of:                         )
                                            )  J SHEEHAN
WA GLOVER                                   )  By executing this agreement the
---------                                   )  attorney states that the attorney
Signature of witness                        )  has received no notice of
                                            )  revocation of the power of
WA GLOVER                                   )  attorney
---------                                   )
Name of witness (block letters)             )
                                            )
101 COLLINS STREET,                         )  D MURPHY
MELBOURNE  VIC  3000                        )  By executing this agreement the
Address of witness                          )  attorney states that the attorney
                                            )  has received no notice of
SOLICITOR                                   )  revocation of the power of
Occupation of witness                       )  attorney

CONTENTS            SUBORDINATED FACILITY AGREEMENT
--------------------------------------------------------------------------------

                    1 INTERPRETATION                                           1

                         General interpretation                                6

                    2 THE FACILITY                                             7

                    3 CONDITIONS PRECEDENT                                     8

                    4 DRAWINGS                                                10

                    5 INTEREST PERIODS                                        11

                    6 INTEREST                                                11

                         Interest on Drawings                                 11
                         Interest on overdue amounts                          11
                         Interest following judgment or order                 11

                    7 REPAYMENT                                               12

                    8 FEES                                                    12

                         Arrangement fee                                      12
                         Commitment fee                                       12

                    9 CANCELLATION AND PREPAYMENT                             12

                    10 PAYMENTS AND TAXES                                     12

                         Manner of payment                                    12
                         Currency of payment                                  13
                         Taxes                                                13

                    11 INCREASED COSTS                                        13

                    12 ILLEGALITY                                             15

                    13 REPRESENTATIONS AND WARRANTIES                         16

                    14 GENERAL UNDERTAKINGS                                   19

                    15 EVENTS OF DEFAULT                                      20

                    16 COSTS, CHARGES, EXPENSES AND INDEMNITIES               22

                    17 APPLICATION OF MONEY                                   23

                    18 NOTICES                                                23

                    19 SECURITY INTERESTS AND ASSIGNMENT                      24

                    20 MISCELLANEOUS                                          24

                         Certificate                                          24
                         Exercise of rights                                   24
                         Waiver and variation                                 25
                         Supervening legislation                              25
                         Approvals and consent                                25

                         Remedies cumulative                                  25
                         Set-off                                              25
                         Indemnities                                          25
                         Time of the essence                                  25
                         Further assurances                                   25

                    21 RELIQUIFYING BILLS                                     26

                    22 GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS     26

                    23 COUNTERPARTS                                           27

                    SCHEDULE 1 FACILITY PARTICULARS                           28

                    SCHEDULE 2 (CLAUSE 4) DRAWDOWN NOTICE                     29